EXHIBIT 10.42.1
      Each of the parties identified in the table below is party to an employment agreement with Endologix, Inc. in substantially the form attached as Exhibit 10.42. Each party’s employment agreement is identical except for such party’s position, the reporting party and the commencement date of the agreement, which are set forth in the table below.

Name of Executive	Title	Reporting Party(ies)	Commencement Date

Franklin D. Brown	Executive Chairman	Board of Directors	October 18, 2002
Paul McCormick	President and Chief Executive Officer	Board of Directors	October 18, 2002
Karen Uyesugi	Vice President, Clinical and Regulatory Affairs	Chief Executive Officer	October 18, 2002
Stefan Schreck	Vice President, Research and Development	Chief Executive Officer	February 23, 2004
Robert J. Krist	Chief Financial Officer	Chief Executive Officer	August 16, 2004